UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

On November 12, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K.

This Amendment No. 1 to our Current Report on Form 8-K is being filed to report the financial information that was required to be presented as a result of the closing of a Stock Purchase Agreement (the “Agreement”) with Bob Joyner, a Florida resident ("Joyner"), Stewart Hall, a North Carolina resident ("Hall"), Hunter Intelligent Traffic Systems, LLC, a Georgia limited liability company (“Hunter”) and South Atlantic Traffic Corporation, a Florida corporation ( “SATCO”), having an effective date of November 4, 2009.  A copy of the Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on November 12, 2009.

Item 9.01.                                                                  Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

See attached.

(b)           Pro forma financial information.

See attached.

(d)           Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibits
23.1	Consent of Independent Auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010.

EGPI FIRECREEK, INC.

	By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer

EGPI FIRECREEK, INC
(Formerly Energy Producers, Inc.)
Unaudited Pro-Forma Condensed Combined Financial Statements

On November 4, 2009, EGPI Firecreek, Inc., a Nevada corporation (the ”Registrant”), Bob Joyner, a Florida resident ("Joyner"), Stewart Hall, a North Carolina resident ("Hall"), Hunter Intelligent Traffic Systems, LLC, a Georgia limited liability company (“Hunter”) and South Atlantic Traffic Corporation, a Florida corporation ( “SATCO”), executed a Stock Purchase Agreement (the "Agreement") whereas the Registrant acquired all of the outstanding stock and interests held in SATCO. A copy of the Agreement was attached as an exhibit to our Current Report filed with the Commission on November 12, 2009.

The following unaudited pro forma condensed combined balance sheet presents our historical financial position combined with SATCO as if the acquisition occurred on January 1, 2009. The following unaudited pro forma condensed combined statements of income present the combined results of the Company’s operations with SATCO as if the acquisition had occurred on January 1, 2008.

The unaudited pro forma condensed financial statements should be read in conjunction with:

•	accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

•
separate historical financial statements of the Company included in our Annual Report on Form 10-K/A for the year ended December 31, 2008 and Form 10-Q for the nine months ended September 30, 2009; and

•	separate historical financial statements of South Atlantic Traffic Corporation provided as Exhibits 99.1.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and SATCO, giving effect to the acquisition as if it had been completed on September 30, 2009. Such information was prepared using the purchase method of accounting with the Company treated as the acquiring entity. In the unaudited pro forma condensed combined balance sheet, the Company’s cost to acquire SATCO has been allocated to the assets acquired and liabilities assumed based upon estimates of their fair value, as further discussed below.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2009 and for the year ended December 31, 2008, combine the historical consolidated statements of income of the Company and SATCO, giving effect to the acquisition as if it had been completed on January 1, 2008. Such information does not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
South Atlantic Traffic Corporation

We have audited the accompanying Balance Sheets of South Atlantic Traffic Corporation (the “Company”) as of December 31, 2008 and 2007, and the related Statements of Operations, Stockholders Deficit, and Cash Flows for the periods then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Atlantic Traffic Corporation as of December 31, 2008 and 2007, and the results of its operations, changes in stockholders’ deficit and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ M&K CPA’s, PLLC

M&K CPA’s, PLLC
www.mkacpas.com
Houston, TX
January 21, 2010

SOUTH ATLANTIC TRAFFIC CORPORATION

BALANCE SHEETS
As of December 31, 2008 and 2007 and as of September 30, 2009

	Unaudited	Audited
ASSETS	September 30,	December 31,
	2009	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$8,015	$5,525	$24,188
Accounts receivable, net	1,371,354	3,102,879	2,931,812
Inventory	16,316	39,375	57,009
Prepaid expenses	28,696	29,927	24,085
Other current assets	-	2,582	2,495
Total current assets	1,424,381	3,180,288	3,039,589

Property & Equipment, net	119,129	162,129	200,190

Other assets	1,500	1,670	1,670

TOTAL ASSETS	$1,545,010	$3,344,087	$3,241,449

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,536,800	$2,998,715	$3,057,110
Sales tax payable	72,449	282,847	92,818
Current portion of notes payable - related party	477,170	503,609	187,000
Current portion of notes payable	26,244	25,221	41,239
Total current liabilities	2,112,663	3,810,392	3,378,167

LONG-TERM LIABILITIES
Notes payable, net of current portion - related party	127,443	167,443	581,191
Notes payable, net of current portion	38,772	62,100	84,830
Total long-term debt	166,215	229,543	666,021

STOCKHOLDERS' DEFICIT
Common stock - par value $0.01; 10,000 shares authorized; 3,000 shares issued and outstanding	30	30	30
Additional paid-in capital	599,970	599,970	599,970
Retained deficit	(1,333,868)	(1,295,848)	(1,402,739)
Total stockholders' deficit	(733,868)	(695,848)	(802,739)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,545,010	$3,344,087	$3,241,449

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SOUTH ATLANTIC TRAFFIC CORPORATION

STATEMENTS OF OPERATIONS
For the Years Ending December 31, 2008 and 2007, and For the Nine Months Ending September 30, 2009

	Unaudited	Audited
	September 30,	December 31,
	2009	2008	2007

SALES, net	$6,055,645	$15,853,027	$10,689,108

COSTS OF GOODS SOLD	5,165,529	13,785,726	9,191,180

GROSS PROFIT	890,116	2,067,301	1,497,927

OPERATING EXPENSES
Automotive	38,875	76,460	53,186
Bad debt	(279,965)	279,965	12,833
Depreciation	31,587	52,802	64,446
Insurance	31,227	34,588	31,499
Office	111,473	141,318	140,425
Payroll	822,118	1,129,503	899,486
Travel	95,813	144,799	171,855
Other operating expenses	64,661	52,055	54,286
Total operating expenses	915,789	1,911,490	1,428,014

OPERATING INCOME	(25,673)	155,811	69,913

OTHER INCOME (EXPENSE)
Interest expense	(19,823)	(48,920)	(72,447)
Gain on sale of property and equipment	7,476	-	5,970
Total other income	(12,347)	(48,920)	(66,477)

NET INCOME	$(38,020)	$106,891	$3,436

	$(12.67)	$35.63	$1.15

	3,000	3,000	3,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SOUTH ATLANTIC TRAFFIC CORPORATION

STATEMENT OF STOCKHOLDERS' DEFICIT

For the Years Ending December 31, 2008 and 2007

			Additional		Total
	Common stock		paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2006	3,000	$30	$599,970	$(1,406,175)	$(806,175)

Net Income	-	-	-	3,436	3,436

Balance at December 31, 2007	3,000	30	599,970	(1,402,739)	(802,739)

Net Income	-	-	-	106,891	106,891

Balance at December 31, 2008	3,000	$30	$599,970	$(1,295,848)	$(695,848)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SOUTH ATLANTIC TRAFFIC CORPORATION

STATEMENTS OF CASH FLOWS
For the Years Ending December 31, 2008 and 2007, and For the Nine Months Ending September 30, 2009

	Unaudited	Audited
	September 30,	December 31,
	2008	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(38,020)	$106,891	$3,436
Adjustments to reconcile net income to net cash provided by operations
Depreciation	31,587	52,802	64,446
Gain on sale of property and equipment	(7,476)	-	(5,970)
(Increase) decrease in operating assets:
Accounts receivable	1,731,525	(171,066)	(647,257)
Inventory	23,059	17,634	(57,009)
Prepaid expenses	1,232	(5,842)	(4,970)
Other assets	2,752	(87)	(2,665)
Increase (decrease) in operating liabilities
Accounts payable and accrued expenses	(1,461,915)	(58,395)	660,500
Sales tax payable	(210,398)	190,029	(46,190)
Net cash provided (used) by operating activities	72,346	131,965	(35,679)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase (disposal) of property and equipment	18,889	(14,741)	(11,891)
Net cash provided (used) by investing activities	18,889	(14,741)	(11,891)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on notes payable - related party	-	287,000	925,000
Payments on notes payable - related party	(66,416)	(384,139)	(868,000)
Payments on notes payable	(22,329)	(38,748)	(40,899)
Net cash provided (used) by financing activities	(88,745)	(135,887)	16,101

Net increase (decrease) in cash	2,490	(18,663)	(31,469)

Cash, beginning of year	5,525	24,188	55,657

Cash, end of year	$8,015	$5,525	$24,188

SUPPLEMENTAL INFORMATION

NON-CASH INVESTING AND FINANCING ACTIVITIES
Exchange of property and notes payable	$49,203	$-	$15,728

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

SOUTH ATLANTIC TRAFFIC CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Financial Statements
The accompanying consolidated balance sheet as of September 30, 2009, consolidated statements of operations for the three months ended September 30, 2008 and 2009, consolidated statement of owners’ equity for the three months ended September 30, 2009 and consolidated statements of cash flows for the three months ended September 30, 2008 and 2009 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position at September 30, 2009, its results of operations and its cash flows for the three months ended September 30, 2008 and 2009. The results for the three months ended September 30, 2009 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2010.

Description of Business
South Atlantic Traffic Corporation (the “Company” or “Satco”) is a Florida Subchapter S Corporation formed on February 1, 2001. Headquartered in Woodstock, Georgia, the Company is a distributor of traffic, roadway lighting, and roadway communication and surveillance equipment throughout the Southeastern United States.

Revenue Recognition
The Company records sales revenue at the time product has been delivered to the customer. Sales are recorded net of discounts or other adjustments which may be applied to the gross sales price. Customer sales are specialty orders drop-shipped from the manufacturer. Accordingly, all sales are final upon delivery to the customer under the terms of the sales order. The Company’s policy is not to grant customer refunds. Customer deposits received upon execution of a sales order are recorded as revenue upon completion of the sale.

The Company records commission revenue, usually 3% of the amount invoiced, based on contracts with suppliers, once the purchase order is placed with the supplier and the customer is invoiced. The Company, in turn, sends an invoice to the supplier for 3% of the total order amount. Commission sales are specialty orders drop-shipped from the manufacturer. Accordingly, all sales are final upon delivery to the customer under the terms of the sales order.

Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2008 and 2007 or as of September 30, 2009.

Accounts Receivable
The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers, maintaining allowances for potential credit losses which, when realized, have been within management's expectations. The allowance method is used to account for uncollectible amounts. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. Allowance for doubtful accounts was $279,965 and $4,000 at December 31, 2008 and 2007 and $0 at September 30, 2009, respectively.

Inventory
Inventories consist of merchandise purchased for resale and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

Prepaid Expenses
Prepaid expenses are recorded at cost for payments for goods and services purchased during an accounting period but not used or consumed during that accounting period. The costs are amortized over time as the benefit is received onto the income statement.

Property, Plant and Equipment
Property and equipment is recorded at historical cost, including expenditures which substantially increase the useful lives of existing property and equipment. Maintenance, repairs and minor renewals are expensed as incurred. Costs of assets sold or retired and the related amounts of accumulated depreciation or amortization are eliminated from the accounts in the year of sale or retirement; any resulting gain or loss is reflected in the statement of operations.

The Company provides for depreciation for financial statement purposes based on the straight-line method over the estimated useful lives of the respective assets as follows:

Useful Life (Years)
Demo equipment	3
Office equipment	3-7
Tools and equipment	3-7
Vehicles	5

Advertising
Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2008 and 2007 was $8,313 and $6,950, and $3,143 for the nine months ended September 30, 2009, respectively.

Income Taxes
The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. As of its acquisition by EGPI Firecreek, Inc. on November 4, 2009, the S Corporation election automatically terminated, whereby the Company became a Corporation for income tax purposes. From that date forward, income taxation effects will occur at the company level.

Earnings Per Common Share
Basic earnings per common share is calculated based upon the weighted average number of common shares outstanding for the period. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and dilutive common share equivalents (convertible notes and interest on the notes, stock awards and stock options) outstanding during the period. Dilutive earnings per common share reflects the potential dilution that could occur if options to purchase common stock were exercised for shares of common stock.  Basic and diluted EPS are the same as the effect of our potential common stock equivalents would be anti-dilutive.

Fair Value of Financial Instruments
Carrying amounts for cash and cash equivalents, trade receivables due from customers, accounts payable and notes approximate fair value due to the short-term nature of these instruments and interest at market rates.  However, these values may not be representative of actual values that could have been realized as of the balance sheet date or that will be realized in the future.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements
In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157), “Fair Value Measurements,” which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FASB Staff Position (FSP) 157-2, “Effective Date of FASB Statement No. 157,” which defers the effective date of Statement 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in an entity’s financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier adoption is permitted, provided the company has not yet issued financial statements, including for interim periods, for that fiscal year.

The Company adopted those provisions of SFAS 157 that were unaffected by the delay in 2008. Such adoption has not had a material effect on our financial position, results of operations or cash flows.

SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS 157 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

•	Level 1. Observable inputs such as quoted market prices in active markets;
•	Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company had no assets or liabilities that were measured and recognized at fair value on a non-recurring basis as of December 31, 2008 or 2007, and as such, had no assets or liabilities that fell into the tiers described above.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an Amendment of SFAS 115”. SFAS 159 permits entities an option to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of this Statement is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities using different measurement techniques. The fair value measurement provisions are elective and can be applied to individual financial instruments. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. This Statement is effective for the Company as of January 1, 2008. For the period ended December 31, 2008 and 2007, there were no applicable items on which the fair value option was elected.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”. SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which begins January 1, 2009 for the Company. The adoption of SFAS 161 is not expected to have a material impact on the financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this Statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The effective date of this Statement is November 15, 2008. The adoption of SFAS 162 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 2– PROPERTY AND EQUIPMENT

During the year ended December 31, 2007, the Company disposed of equipment with a book value of $68,186 and recorded a gain of $5,970. A vehicle with a book value of $42,747 was traded in for a new vehicle with a purchase price of $90,608. The remaining note balance for the disposed vehicle of $48,991 was relieved during the trade in process, resulting in a gain of $6,244. During the year ended December 31, 2008, the Company did not dispose of any equipment.

At September 30, 2009 and at December 31, 2008 and 2007, property and equipment consists of the following:

	2009	2008	2007
Demo Equipment	$8,158	$11,414	$-
Office Equipment	59,901	60,516	57,089
Tools and Equipment	27,477	49,544	49,544
Vehicles	159,498	230,483	230,483
Less accumulated depreciation	(135,905)	(189,828)	(136,926)
	$119,129	$162,129	$200,190

Depreciation expense for the years ended December 31, 2008 and 2007 was $52,806 and $64,446 and for the nine months ended September 30, 2009 was $31,587, respectively.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At September 30, 2009 and at December 31, 2008 and 2007, accounts payable and accrued expenses consists of the following:

	2009	2008	2007
Trade payables	$1,515,900	$2,968,702	$3,001,110
Accrued interest	20,900	30,013	56,000
	$1,536,800	$162,129	$200,190

NOTE 3 – LONG-TERM DEBT
At December 31, 2008 and 2007 and September 30, 2009, long-term debt consists of the following:

	2009	2008	2007
Note payable to a finance company; monthly installments of $549 including interest at 9.99% per annum; collateralized by vehicle; due September 2008	$-	$-	$4,743

Note payable to a finance company; monthly installments of $941 including interest at 0.9% per annum; collateralized by vehicle; due December 2008	-	-	11,242

Note payable to a finance company; monthly installments of $503 including interest at 7.89% per annum; collateralized by vehicle; due November 2010	6,419	11,125	15,408

Note payable to a finance company; monthly installments of $364 including interest at 7.75% per annum; collateralized by vehicle; due May 2010	-	5,861	9,612

Note payable to a finance company; monthly installments of $1,684 including interest at 6.99% per annum; collateralized by vehicle; due December 2012	58,596	70,335	85,064

Revolving note payable to a related-party company; interest at 1% plus Prime; collateralized by assets of company; due February 2007	48,422	114,861	187,000

Note payable to shareholders; payable in quarterly installments; interest at ½% plus Prime, unsecured; due October 2012	556,191	556,191	581,191
	669,628	758,373	894,260
Less current portion – related party	(477,170)	(503,609)	(187,000)
Less current portion – non-related party	(26,243)	(25,221)	(41,239)

Long term potion– related party	127,443	167,443	581,191
Long term potion– non-related party	38,772	62,100	84,830
Long term potion	$166,215	$229,543	$666,021

Maturities of long-term debt are as follows:

Year Ended December 31,	Amount
2009	$-
2010	64,480
2011	58,153
2012	106,910
Thereafter	-
$229,543

Interest expense for the years ended December 31, 2008 and 2007 was $48,920 and $72,447, and for the nine months ended September 30, 2009 was $19,823, respectively.

NOTE 4 – CONCENTRATIONS AND RISKS

Customers
During the years ended December 31, 2008 and 2007, revenue generated under the top five customers accounted for 57% and 55%, respectively, of the Company’s total revenue. During the nine months ended September 30, 2009, revenue generated under the top five customers accounted for 45% of the Company’s total revenue. For the year ended December 31, 2008, three customers accounted for 52% of the total outstanding accounts receivable as compared to two customers accounting for $61% of the total outstanding accounts receivable for the year ended December 31, 2007. For the nine months ended September 30, 2009, four customers accounted for 51% of the total outstanding accounts receivable Concentration with a single or a few customers may expose the Company to the risk of substantial losses if a single dominant customer stops conducting business with the Company.  Moreover, the Company may be subject to the risks faced by these major customers to the extent that such risks impede such customers’ ability to stay in business and make timely payments.

Suppliers
The Company obtained approximately 67% of its products from one manufacturer in the United States for the year ending December 31, 2008, as compared to 52% for the year ending December 31, 2007. The Company obtained approximately 57% of its products from the same manufacturer for the nine months ending September 30, 2009. Management believes this poses no business risk as the Company believes alternative product sources are readily available if needed.

NOTE 5 – RELATED PARTY TRANSACTIONS

On March 31, 2006, the Company entered into a Revolving Note and Security Agreement (the “Revolving Note”) with a limited liability corporation owned by a shareholder of the Company. The Revolving Note, which is due February 2007, accrues interest at 1% above the Wall Street Journal’s index rate (4.25% and 8.25% at December 31, 2008 and 2007, respectively) and is collateralized by all assets of the Company. As of December 31, 2008 and 2007, the balance of the Revolving Note was $114,861 and $187,000, respectively. As of September 30, 2009, the balance of the Revolving Note was $48,422.

On February 1, 2001, the Company entered into Promissory Notes with shareholders of the Company. The notes, which are due October 2012, accrue interest at .5% above the Wall Street Journal’s index rate (3.75% and 7.75% at December 31, 2008 and 2007, respectively) and are unsecured. As of December 31, 2008 and 2007, the balance of the Promissory Notes were $556,191 and $581,191, respectively. As of September 30, 2009, the balance of the Promissory Notes were $556,191

NOTE 6 – CONTINGENCIES

Florida Sales Tax Settlement
In February 2007, the Company entered into a settlement agreement with the Florida Department of Revenue to pay off  amounts owed to the state as a result of an audit assessment for the period May 2001 through April 2004. The total amount due is payable in monthly installments of $2,500 over a twenty-three month period, with any unpaid balance due in the twenty-forth month. As of December 31, 2008 and 2007, the amount due was $27,430 and $59,343, respectively. As of September 30, 2009, the full amount of the settlement had been paid off.

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company. Management is not aware of any pending litigation.

NOTE 7 – COMMITMENTS

The Company has non-cancelable operating leases, primarily for office space and certain office equipment. The operating leases generally contain renewal options for periods ranging from three months to two years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases was approximately $65,840 and $59,478 for the years ended December 31, 2008 and 2007, respectively. Rental expense for the nine months ended September 30, 2009 was $54,004.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2008 are as follows:

Year Ended December 31,	Amount
2009	$68,728
2010	19,504
2011	2,073
2012	488
Thereafter	-
$90,793

NOTE 8 – SUBSEQUENT EVENTS

Acquisition of Satco
Effective November 4, 2009, the Company was acquired by EGPI Firecreek, Inc. (“EGPI”) a publicly-traded Nevada corporation. The acquisition was effected via a stock purchase agreement between Satco and EGPI. In the course of this acquisition, Satco stockholders exchanged all outstanding common shares for cash consideration, EGPI common shares and sellers’ notes.

Sale of Shareholders’ Notes
On November 4, 2009, two shareholders of the Company sold their Promissory Notes to an individual outside of the Company. The Promissory Notes carried the same terms through the transactions. The notes, which are due October 2012, accrue interest at .5% above the Wall Street Journal’s index rate and are unsecured.

Benefactor - Factoring & Security Agreement
On October 29, 2009, the Company entered into a Factoring & Security Agreement (the “Agreement”) with Benefactor Funding Corporation (“Benefactor”). As part of the agreement, the Company sold its right, title and interest in its accounts receivable. The initial value of A/R purchased by Benefactor was $1,082,575. As of December 31, 2009, the total outstanding A/R of the Company that has been purchased by Benefactor is $1,123,788. As stipulated in the Agreement, approximately 80% of the amount of A/R purchased by Benefactor throughout the term of the Agreement is funded to the Company for operational use and working capital. As of December 31, 2009, the Company has been funded a total of $1,103,390 and Benefactor has received a total of $831,192 in collections from the Company’s customers. The initial term of the Agreement is for six months and will automatically renew for an additional six months at the end of the initial term and each subsequent term unless terminated by the Company via 60 days written notice to Benefactor. The Agreement contains warranties and covenants that must be complied with on a continuing basis.

EGPI FIRECREEK, INC
(Formerly Energy Producers, Inc.)
Unaudited Pro-Forma Condensed Combined Balance Sheet

	Historic		Pro Forma
	EGPI Firecreek, Inc. Nine Months Ended September 30, 2009	South Atlantic Traffic Corporation Nine Months Ended September 30, 2009	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$116	$8,015	$-		$8,131
Accounts receivable, net	489	1,371,354	-		1,371,843
Inventory	-	16,316	-		16,316
Prepaid expenses	-	28,696	-		28,696
Total current assets	605	1,424,381	-		1,424,986

Property & Equipment, net	-	119,129	-		119,129

Goodwill			2,966,206		2,966,206
Other assets	20,000	1,500	-		21,500
TOTAL ASSETS	$20,605	$1,545,010	$2,932,088		$4,497,703

Liabilities and equity
Liabilities:
Accounts payable & accrued expenses	$322,742	$1,536,800	$-		$1,859,542
Sales tax payable	-	72,449	-		72,449
Current portion of notes payable - related party	-	477,170	187,700		664,870
Current portion of notes payable - non-related party	50,849	26,243	600,000	A	677,092
Contigent Consideration - Make Whole	-	-	988,720		988,720
Total current liabilities	373,591	2,112,662	1,776,420		4,262,673

LONG-TERM LIABILITIES
Notes payable, net of current portion - shareholders	8,372	127,443	375,400		511,215
Notes payable, net of current portion - non-related party	-	38,772	-		38,772
Total long-term debt	8,372	166,215	375,400		549,987

Shareholders equity
Preferred stock	-	-	-		-
Common stock	1,405,990	30	2,878		1,408,898
Additional paid in capital	22,066,906	599,970	(585,430)		22,081,446
Retained deficit	(23,834,254)	(1,333,867)	1,362,820		(23,805,301)
Total shareholders equity	(361,358)	(733,867)	780,268		(314,957)
Total liabilities and shareholders equity	$20,605	$1,545,010	$2,932,088		$4,497,703

SEE ACCOMPANYING NOTES TO UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

EGPI FIRECREEK, INC
(Formerly Energy Producers, Inc.)
Unaudited Pro-Forma Condensed Combined Statements of Operations

	Historic		Pro Forma
	EGPI Firecreek, Inc. Nine Months Ending September 30, 2009	South Atlantic Traffic Corporation Nine Months Ending September 30, 2009	Adjustments		Combined
Revenues
Sales	$-	$6,055,645	$-		$6,055,645
Cost of goods sold	-	5,165,529	-		5,165,529
Gross profit	-	890,116	-		890,116

Operating expenses
Selling, general and administrative	1,211,673	884,201	-		2,095,874
Depreciation	-	31,587	-		31,587
Total operating expenses	1,211,673	915,788	-		2,127,461

Net loss from operations	(1,211,673)	(25,672)	-		(1,237,345)

Other income (expenses)
Interest expense, net	(6,281)	(19,823)	(35,219	) A	(61,323)
Gain on sale of property and equipment	-	7,476	-		7,476
Other miscellaneous income	48,000	-	-		48,000
Total other income (expenses)	41,719	(12,347)	(35,219)		(5,847)

Net loss before provision for income taxes	(1,169,954)	(38,019)	(35,219)		(1,243,192)

Provision for income taxes	-	-	-	B	-

Net loss from continuing operations	(1,169,954)	(38,019)	(35,219)		(1,243,192)

Discontinued operations:
Gain on disposal of discontinued component (net of tax)	592,567	-	-		592,567
Gain (loss) from operations of discontinued component (net of tax)	-	-	-		-
Disposal of segment	592,567	-	-		592,567

Net income (loss)	$(577,387)	$(38,019)	$(35,219)		$(650,625)

Basic & fully diluted net income (loss) per common share:
Basic income (loss) per share- continuing operations	$(0.07)				$(0.06)
Basic income (loss) per share- discontinued operations	$0.03				$0.03
Basic income (loss) per share	$(0.04)	$-	$-		$(0.03)

Weighted average of common shares outstanding:
Basic	17,316,735				20,224,735
Diluted	17,316,735				20,224,735
SEE ACCOMPANYING NOTES TO UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

EGPI FIRECREEK, INC
(Formerly Energy Producers, Inc.)
Unaudited Pro-Forma Condensed Combined Statements of Operations

	Historic		Pro Forma
	EGPI Firecreek, Inc. Twelve Months Ending December 31, 2008	South Atlantic Traffic Corporation Twelve Months Ending December 31, 2008	Adjustments		Combined
Revenues
Sales	$-	$15,853,027	$-		$15,853,027
Cost of goods sold	-	13,785,726	-		13,785,726
Gross profit	-	2,067,301	-		2,067,301

Operating expenses
Selling, general and administrative	558,579	1,858,688	-		2,417,267
Depreciation	-	52,802	-		52,802
Total operating expenses	558,579	1,911,490	-		2,470,069

Net loss from operations	(558,579)	155,811	-		(402,768)

Other income (expenses)
Interest expense, net	(20,138)	(48,920)	(50,679)		(119,737)
Total other income (expenses)	(20,138)	(48,920)	(50,679	) A	(119,737)

Net loss before provision for income taxes	(578,717)	106,891	(50,679)		(488,317)

Provision for income taxes	-	-	-	B	-

Net loss from continuing operations	(578,717)	106,891	(50,679)		(522,505)

Discontinued operations:
Gain on disposal of discontinued component (net of tax)	5,803,479	-	-		5,803,479
Gain (loss) from operations of discontinued component (net of tax)	(1,960,323)	-	-		(1,960,323)
Disposal of segment	3,843,156	-	-		3,843,156

Net income (loss)	$3,264,439	$106,891	$(50,679)		$3,320,651

Basic income (loss) per share- continuing operations	$(0.10)				$(0.06)
Basic income (loss) per share- discontinued operations	$0.64				$0.43
Basic income (loss) per share	$0.54				$0.37

Fully diluted income (loss) per share- continuing operations	$(0.10)				$(0.05)
Fully diluted (loss) per share- discontinued operations	$0.55				$0.38
Fully diluted (loss) per share	$0.45				$0.33

Weighted average of common shares outstanding:
Basic	6,088,411				8,996,411
Diluted	7,145,411				10,053,411

SEE ACCOMPANYING NOTES TO UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

Notes to Unaudited Pro Forma Condensed Combined Financial Statements:

Note 1: Description of transaction and basis of presentation

On November 4, 2009, EGPI Firecreek, Inc., a Nevada corporation (the ”Registrant”), Bob Joyner, a Florida resident ("Joyner"), Stewart Hall, a North Carolina resident ("Hall"), Hunter Intelligent Traffic Systems, LLC, a Georgia limited liability company (“Hunter”) and South Atlantic Traffic Corporation, a Florida corporation ( “SATCO”), executed a Stock Purchase Agreement (the "Agreement") whereas the Registrant acquired all of the outstanding stock and interests held in SATCO. A copy of the Agreement was attached as an exhibit to our Current Report filed with the Commission on November 12, 2009.The acquisition has been accounted for as a purchase under accounting principles generally accepted in the United States (GAAP). Under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards No. 141(R), Business Combinations, the assets and liabilities of SATCO are recorded as of the acquisition date at their respective fair values, and consolidated with the Company’s assets and liabilities.

Purchase Price Adjustment Mechanisms
(1) The promissory note and the stock consideration for each of the sellers of SATCO will be adjusted based on the final unaudited financial statements for the period the purchase price was calculated and the impact on calculated EBITDA used in the original formula. The determinations of EBIDTA and other financial results for purposes of any post-closing adjustment of the sales price musts be made in accordance with generally accepted accounting principles, using the same methods of accounting , accounting principles and practices utilized in the preparation of SATCO's financial statements for the periods preceding the closing. There will be no adjustment made to the calculated EBITDA based on the current method of accounting for commissions. The Registrant is aware of and agrees with the current method of accounting for commissions. In the event that the purchase price of the SATCO is reduced after review of the final audited financial statements or during the due diligence process, the sellers of SATCO will have the right to unwind this transaction if the adjustment lowers the average trailing twenty-four month EBITDA by more than $100,000.

(2) Make Whole Provision
At closing, the Registrant issued to the sellers of SATCO an aggregate of 2,908,000 shares of its Common Stock (“the “Stock Consideration”) based upon a share price of $0.40 per share. The common shares issued at closing carried a make whole provision (the “Make Whole”). The Make Whole provision applies only to shares held from the Stock Consideration by the sellers for a period of one year following the closing. In the event that the market price per share of the Stock Consideration during 30 consecutive trading days immediately prior to the first anniversary of the closing (the “Make Whole Date”) is less than $.40, Registrant would issue to Sellers that number of additional shares of EGPI common stock equal to (1) the number of shares of EGPI common stock comprising the Stock Consideration held at the Make Whole Date, multiplied by $.40, less (2) the number of shares of EGPI common stock comprising the Stock Consideration held at the Make Whole Date, multiplied by the market price per share of the Stock Consideration on the Make Whole Date. Notwithstanding the foregoing, Registrant’s obligation to make any adjustment pursuant to the preceding sentence shall terminate in the event that, at any time prior to the Make Whole Date, the aggregate market price per share of the Stock Consideration during any twenty consecutive trading days exceeds $.75. The termination of the Make Whole mechanism will only apply if the Sellers’ shares are registered during the entire twenty consecutive trading days period, during which the Market Price Per Share of the Stock Consideration exceeds $.75, by virtue of eligibility and effectiveness of either i) 144 legend removal or ii) self imposed registration process by the Company.

(3) Earnout Provision
On the date that is 30 days following the anniversary date of the closing for the years 2010, 2011, and 2012 (each such year being a “Performance Year”), the board of directors of the Registrant (the “Board”) shall compare the financials of SATCO to the projected financials of SATCO and determine an Earnout Pool. The cumulative Earnout Pool shall be 50% of the earnings in excess of 110% of the Earnout Target over the three year arnount period payable in cash. Based on the results of such comparison, the Sellers may be eligible for an incentive bonus.

(4) Claw Back Provision
The Promissory Notes carry a cumulative claw-back feature (the “Claw Back”) for the term of the Promissory Note.  The Claw Back provides the Registrants down-side protection against the Promissory not meeting pre-determined financial targets and is summarized as follows: (i) the Purchaser and Seller shall agree on projected annual financial targets, (ii) the Claw Back does not apply in the first year following Closing (ii) the Claw Back is applied at the second anniversary following Closing, and (iv) the scheduled principal payment is proportionally reduced by the percentage that actual financial results for the year are less than the appropriate annual target. The cumulative nature of the Claw Back feature will apply only during the respective year in which the pre-determined financial targets were not met and cannot be applied to previous years in which the financial targets were met and the full scheduled principal payment was paid.

Option to Repurchase

If the average market price for the Registrant’s common stock is less than $0.40 per share for the fifteen consecutive trading days ending on the second anniversary date of the closing, then the sellers of SATCO have the option, but not the obligation, to repurchase all, but not less than all, of the shares from the Registrant The Sellers shall have thirty days from the second anniversary date to notify the Registrant of its intent to exercise its purchase option. In the event that the Sellers exercise their option to acquire the Shares, then the Sellers shall be obligated to purchase the Shares at an aggregate purchase price of $2,326,300 payable in $1,163,100 in cash and balance of any note and 2,908,000 shares of the Purchaser’s common stock.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

Note 2: Pro Forma Adjustments:

Balance Sheet
(A) On October 29, 2009, the Company entered into a Factoring & Security Agreement (the “Agreement”) with Benefactor Funding Corporation (“Benefactor”). As part of the agreement, the Company sold its right, title and interest in its accounts receivable. The $600,000 represents the amount drawn from the accounts receivable factoring line to pay the previous owners of Satco.

Income Statement
(A) Represents interest expense attributable to $563,100 in Sellers’ Notes issued at the closing of the Stock Purchase Agreement.

(B) SATCO was an S-Corporation for taxation purposes until the effective date of its acquisition by the Company on November 4, 2009, at which time its S-Corporation status terminated. Thus, for the purpose of the pro forma statement of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009, SATCO is depicted as a taxable C-Corporation. The pro forma presentations assume a consolidated income tax return filing by the Company with that of SATCO, in which case any taxable income of SATCO would be entirely offset by available net operating loss carry forwards of EGPI Firecreek, Inc. and result in no current income tax provision for the Company as a whole. Effects of deferred tax benefits are not included as pro forma adjustments, as management is uncertain to the extent, if any, such deferred benefits will be realized in subsequent periods.

2. Per Share Information:
Basic and diluted net earnings or loss per share for the year ended December 31, 2008 and the nine months ended September 30, 2009 were computed using the historic weighted average shares of the Company’s outstanding common stock, in addition to 2,908,000 common shares issued to the former SATCO shareholders as the result of the stock purchase agreement between the company and SATCO.

Note 3: Purchase Price

For the purposes of this pro forma analysis, the purchase price has been allocated based on an estimate of the fair value of assets and liabilities acquired as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions.

Cash consideration paid	$600,000
Promissory note to Sellers	563,100
Shares issued	174,480
Contingent consideration liability - make whole provision	988,720
Contingent asset – claw back provision	-
Total purchase price	2,326,300

Net assets acquired, excluding debt assumed	28,316
Debt assumed	(668,222)
Net assets acquired	(639,906)

Excess of purchase price over net assets acquired	2,966,206
Estimated allocation of excess purchase price to amortizable intangible assets	-

Goodwill	$2,966,206

The above unaudited pro-forma and purchase price allocation is based upon management’s best estimate of fair value. Management will engage a valuation expert as part of the audit of the year ended December 31, 2009 to breakout the excess purchase price into components and provide specific valuations for the intangible assets, earn out, claw back, and other possible classification adjustments.